As filed with the Securities and Exchange Commission on May 31, 2006
                                                     Registration No. 333-113583

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                       ----------------------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                       TO FORM S-1 REGISTRATION STATEMENT
                       ON FORM S-3 REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                       ----------------------------------

                           RAM ENERGY RESOURCES, INC.

                       ----------------------------------
             (Exact name of registrant as specified in its charter)

           (Formerly known as Tremisis Energy Acquisition Corporation)

        Delaware                         1311                      20-0700684
---------------------------    -------------------------        ----------------
(State or other jurisdiction     (Primary Standard              (I.R.S. Employer
    of incorporation           Industrial Classification          Identification
    or organization)                 Code Number)                    Number)

                        5100 East Skelly Drive, Suite 650
                              Tulsa, Oklahoma 74135
                                 (918) 663-2800
       ------------------------------------------------------------------
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                John M. Longmire
                Senior Vice President and Chief Financial Officer
                        5100 East Skelly Drive, Suite 650
                              Tulsa, Oklahoma 74135
                                 (918) 663-2800
       ------------------------------------------------------------------
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   COPIES TO:

                             Theodore M. Elam, Esq.
                                  McAfee & Taft
                           A Professional Corporation
                         211 North Robinson, Suite 1000
                          Oklahoma City, Oklahoma 73102
                                 (405) 235-9621

              Approximate date of commencement of proposed sale of
                the securities to the public: From time to time
            after the effective date of this registration statement.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [__]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [__]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [__]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [__]

     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, please check the following box. [__]

     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, please check the following box. [__]

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                EXPLANATORY NOTE

This post-effective amendment No. 1 to Form S-1 on Form S-3 is being filed to convert the Registration Statement on Form S-1 (Commission File No. 333-113583) into a Registration Statement on Form S-3.

SUBJECT TO COMPLETION, DATED MAY 31, 2006


PROSPECTUS

                                12,650,000 Shares

                           RAM Energy Resources, Inc.

                                  Common Stock

                                 $5.00 per share

                                    ---------

     This prospectus relates to an aggregate of 12,650,000 shares of common stock, $0.0001 par value, that may be issued upon the exercise of outstanding warrants. In connection with the sale of the warrants, we agreed to register the shares of common stock issuable upon exercise of the warrants. Each warrant entitles the holder, upon exercise, to purchase one share of our common stock at a price of $5.00 per share.

     Our common stock is quoted on the Nasdaq Capital Market under the symbol RAME.

     Our offices are located at 5100 East Skelly Drive, Suite 650, Tulsa, Oklahoma 74135, and our telephone number is (918) 663-2800.

     You should read this prospectus and any prospectus supplement before you invest.

                                          Total(1)               Per Share(1)
                                        -----------              ------------
Price                                   $63,250,000                  $5.00
Underwriter's Discounts and
  Commissions                           $      0(2)                  $ 0(2)
Net Proceeds                            $63,222,000                  $5.00

-------------------------
(1)  These amounts presume that all warrants are exercised.

(2) We have engaged EarlyBirdCapital, Inc., or EBC, on a non-exclusive basis, as our agent for the solicitation of the exercise of the warrants. Subject to certain circumstances, we will pay EBC a commission of five percent of the exercise price of the warrants, or $.25 per share, for each warrant exercised, payable on the date of such exercise. The amounts above assume that EBC did not solicit any exercises of warrants. If EBC otherwise solicited fifty percent (50%) of the exercises of the warrants, and assuming that all warrants were exercised, total commissions would be $1,581,250 (or $.125 per share), and net proceeds would be $61,640,750 (or $4.875 per share). If EBC otherwise solicited all of the exercises of the warrants, and assuming that all warrants were exercised, total commissions would be $3,162,500 (or $.25 per share), and net proceeds would be $60,059,500 (or approximately $4.75 per share). See "Use of Proceeds" for a description of our engagement with EBC.

                                    ---------

     Investing in the shares involve risks. "Risk Factors" begin on page 1.

                                    ---------

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

         The date of this prospectus is ____________, 2006.

                                TABLE OF CONTENTS

Prospectus Summary.....................................................1
Risk Factors...........................................................1
Forward Looking Statements.............................................1
Use of Proceeds........................................................2
Determination of Offering Price........................................3
Dividend Policy........................................................3
Legal Matters..........................................................3
Experts................................................................3
Indemnification........................................................3
Plan of Distribution...................................................4
Description of Securities..............................................4

                              ABOUT THIS PROSPECTUS

     You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus.

                       WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and current reports, proxy statements and other information with the Commission. You can inspect and copy these reports, proxy statements and other information at the public reference facilities of the Commission, at 100 F Street, N.E., Washington, D.C. 20549. You can also obtain copies of these materials from the public reference section of the Commission at prescribed rates. Please call the Commission at 1-800-SEC-0330 for further information on its public reference rooms. The Commission also maintains a web site that contains reports, proxy statements and other information regarding registrants that file electronically with the Commission (http://www.sec.gov).

     We have filed with the Commission a registration statement and related exhibits on Form S-3 under the Securities Act of 1933, as amended. This prospectus, which is a part of the registration statement, omits certain information contained in the registration statement. Statements made in this prospectus as to the contents of any contract, agreement or other document are not necessarily complete. With respect to each contract, agreement or other document filed as an exhibit to the registration statement, we refer you to that exhibit for a more complete description of the matter involved, and each statement is deemed qualified in its entirety to that reference.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Commission allows us to incorporate by reference in this prospectus the information we file with the Commission. This means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the Commission will automatically update and supersede this information. We incorporate by reference the following documents filed with the Commission pursuant to Section 13 and other Sections of the Securities Exchange Act of 1934, excluding any information furnished and not filed with our current reports incorporated herein by reference:

     o    Current Report on Form 8-K/A (No.000-50682) filed January 17, 2006;

     o    Current Report on Form 8-K/A (No.000-50682) filed February 21, 2006;

     o Annual Report on Form 10-KSB (No.000-50682) for the year ended December 31, 2005 filed March 7, 2006;

     o Quarterly Report on Form 10-QSB (No.000-50682) for the quarter ended March 31, 2006 filed May 5, 2006;

     o Description of our common stock contained in our registration statement on Form S-1 filed with the Commission on March 12, 2004, including the amendments thereto described in our proxy statement (No.000-50682), filed April 18, 2006, and any amendments or reports filed for the purpose of updating such description;

     o    Definitive proxy statement (No.000-50682), filed April 18, 2006;

     o    Current Report on Form 8-K (No.000-50682) filed May 8, 2006;

     o    Current Report on Form 8-K (No.000-50682) filed May 12, 2006; and

     o All documents filed by us with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering of securities.

     Potential investors may obtain a copy of any of the agreements summarized herein (subject to certain restrictions because of the confidential nature of the subject matter) or any of our SEC filings without charge by written or oral request directed to RAM Energy Resources, Inc., Attention: Robert E. Phaneuf, Vice President - Corporate Development, 5100 East Skelly Drive, Suite 650, Tulsa, Oklahoma 74135, (918) 663-2800.

     You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

                               PROSPECTUS SUMMARY

     You should read the following summary together with the more detailed information and financial statements that we incorporate by reference and related notes appearing elsewhere in this prospectus. Unless the context otherwise requires, all references in this prospectus to "RAM Energy Resources," "our," "us," and "we" refer to RAM Energy Resources, Inc. (formerly known as Tremisis Energy Acquisition Corporation) and its subsidiaries, as a combined entity, except where it is clear that such term means only RAM Energy Resources, Inc. All references in this prospectus to "RAM" refer to RAM Energy, Inc., our wholly owned subsidiary. Unless the context otherwise requires, the information contained in this prospectus gives effect to the May 8, 2006 consummation of the merger of RAM Energy Acquisition, Inc., our wholly owned subsidiary, with and into RAM Energy, Inc., and the change of our name from Tremisis Energy Acquisition Corporation to RAM Energy Resources, Inc., which transactions are collectively called the "merger." References to "pro forma" with respect to our results of operations reflect adjustments to our historical financial statements as if the merger had occurred as of January 1, 2006. References to "pro forma" with respect to our financial condition reflect adjustments to our historical financial statements as if the merger had been completed as of March 31, 2006.

     A summary of the business and operations of RAM Energy Resources is included in our proxy statement filed with the Commission on April 18, 2006, which is incorporated herein by reference, and our Current Report on Form 8-K filed with the Commission on May 12, 2006, which is incorporated herein by reference. Our offices are located at 5100 East Skelly Drive, Suite 650, Tulsa, Oklahoma 74135, and our telephone number is (918) 663-2800.

                                  RISK FACTORS

     A discussion of the risk factors relating to an investment in us is included in our proxy statement filed with the Commission on April 18, 2006, which is incorporated herein by reference. You should carefully consider the risk factors discussed in the proxy statement, together with all of the other information included in this prospectus, before you decide whether to exercise your warrants.

                           FORWARD-LOOKING STATEMENTS

     We believe that some of the information in this prospectus constitutes forward-looking statements within the definition of the Private Securities Litigation Reform Act of 1995. You can identify these statements by forward-looking words such as "may," "expect," "anticipate," "contemplate," "believe," "estimate," "intends," and "continue" or similar words. You should read statements that contain these words carefully because they:

     o    discuss future expectations;

     o contain projections of future results of operations or financial condition; or

     o    state other "forward-looking" information.

     We believe it is important to communicate our expectations to our stockholders. However, there may be events in the future that we are not able to predict accurately or over which we have no control. The risk factors and cautionary language discussed in our proxy statement, which is incorporated herein by reference, provide examples of risks, uncertainties and events that may cause actual results to differ materially from the expectations described by us in such forward-looking statements, including among other things:

     o outcomes of government reviews, inquiries, investigations and related litigation;

     o    continued compliance with government regulations;

     o legislation or regulatory environments, requirements or changes adversely affecting the business in which we are engaged;

     o    fluctuations in customer demand;

     o    management of rapid growth;

     o    general economic conditions;

     o    our business strategy and plans;

     o    the actual quantities of our reserves of oil and natural gas;

     o    the future levels of production of oil and natural gas by us;

     o    future prices of and demand for oil and natural gas;

     o the results of our future exploration, development and exploitation activities;

     o future operating and development costs of our oil and natural gas properties; and

     o    the results of future financing efforts.

     You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus.

                                 USE OF PROCEEDS

     The amount of the proceeds we will receive from the shares covered by this prospectus depends on the number of warrants exercised. Subject to the discussion below, if all of the warrants are exercised, our gross proceeds from the sale of the shares of common stock pursuant to the exercise of the warrants will be $63,250,000. We expect net proceeds, which are what we will receive after paying the estimated expenses of this offering, to be approximately $63,222,000. For the purpose of estimating net proceeds, we are assuming that the offering price will be $5.00 per share, which is the exercise price of the warrants.

     We have engaged EarlyBirdCapital, Inc., or EBC, on a non-exclusive basis, as our agent for the solicitation of the exercise of the warrants. We will (i) assist EBC with respect to such solicitation, if requested by EBC, and (ii) at EBC's request, provide EBC, and direct our transfer and warrant agent to provide to EBC, at our cost, lists of the record and, to the extent known, beneficial owners of, the warrants. We will pay EBC a commission of five percent of the exercise price of the warrants, or $.25, for each warrant exercised, payable on the date of such exercise, on the terms provided for in the warrant agreement, but only if permitted under the rules and regulations of the NASD and only to the extent that a warrant holder who exercises a warrant specifically designates, in writing, that EBC solicited the exercise. EBC may engage sub-agents in its solicitation efforts.

     If EBC otherwise solicited fifty percent (50%) of the exercises of the warrants, and assuming that all warrants were exercised, total commissions would be $1,581,250, and net proceeds would be approximately $61,640,750. If EBC otherwise solicited all of the exercises of the warrants, and assuming that all warrants were exercised, total commissions would be $3,162,500, and net proceeds would be $60,059,500.

     We intend to use the net proceeds for working capital, to pay down our revolver under our secured credit facility or for other general corporate purposes.

                         DETERMINATION OF OFFERING PRICE

     The offering price for the shares covered by this prospectus is the exercise price of the warrants, which was determined at the time the warrants were issued.

                                 DIVIDEND POLICY

     We currently intend to retain all of our earnings to finance our operations, repay indebtedness and fund our future growth. We do not expect to pay any dividends on our common stock for the foreseeable future. In addition, covenants contained in the instrument governing our secured credit facility limit our ability to pay dividends on our common stock.

                                  LEGAL MATTERS

     McAfee & Taft A Professional Corporation, Oklahoma City, Oklahoma, will issue an opinion to us about certain legal matters relating to the securities.
C. David Stinson is a shareholder with the law firm of McAfee & Taft A Professional Corporation, which provided the opinion in connection with the securities being registered by this registration statement. Mr. Stinson owns 489,626 shares of our common stock.

                                     EXPERTS

     The consolidated financial statements of RAM Energy, Inc. at December 31, 2005 and 2004, and for each of the three years in the period ended December 31, 2005, incorporated by reference in this registration statement, have been audited by UHY Mann Frankfort Stein & Lipp CPAs, LLP, independent registered public accounting firm, as set forth in their report appearing in the proxy statement pursuant to Section 14(a) of the Securities Exchange Act of 1934 filed on April 18, 2006, and are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

     The financial statements of RAM Energy Resources, Inc. (formerly known as Tremisis Energy Acquisition Corporation) at December 31, 2005 and 2004, the year ended December 31, 2005, the period from February 5, 2004 (inception) to December 31, 2004, and the period from February 5, 2004 (inception) to December 31, 2005, incorporated by reference in this registration statement, have been audited by BDO Seidman, LLP, independent registered public accounting firm as set forth in their report (which contains an explanatory paragraph regarding the Company's ability to continue as a going concern) appearing in the proxy statement pursuant to Section 14(a) of the Securities Exchange Act of 1934 filed on April 18, 2006, and are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

     Certain estimates of oil and natural gas reserves incorporated herein by reference to the proxy statement (No. 000-50682) pursuant to Section 14(a) of the Securities Exchange Act of 1934 filed on April 18, 2006, were based upon engineering studies prepared by Williamson Petroleum Consultants, Inc., independent petroleum engineers, and Forrest A. Garb & Associates, Inc., independent petroleum engineers. Each such estimate is incorporated by reference herein in reliance on the authority of each of the respective firms as an expert in such matters. See Appendix A and Appendix B.

                                 INDEMNIFICATION

     Section 145 of the Delaware General Corporation Law, under which we are incorporated, grants each corporation organized thereunder the power to indemnify any person who is or was a director, officer, employee or agent of a corporation or enterprise, against expenses, including attorney's fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of being or having been in any such capacity, if he acted in good faith in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Article Eighth of our Amended and Restated Certificate of Incorporation, as well as Article VII of our Bylaws, provide indemnification of directors, officers and agents to the extent permitted by the Delaware General Corporation Law. These provisions may be sufficiently broad to indemnify such persons for liabilities under the Securities Act of 1933.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                              PLAN OF DISTRIBUTION

     The securities covered by this prospectus will be distributed solely to existing warrantholders upon exercise of their warrants. The warrants are immediately exercisable as of the effective date of the registration statement. The shares of common stock issued upon exercise of the warrants will be freely tradable, except that sales by warrantholders who are our affiliates will be subject to Rule 144 as promulgated under the Securities Act.

     We do not know if or when the warrants will be exercised. We also do not know whether any of the shares acquired upon exercise will be sold.

                            DESCRIPTION OF SECURITIES

     The description of the securities covered by this prospectus is contained in our proxy statement filed April 18, 2006, which is incorporated herein by reference.

                                                                     APPENDIX A

                     WILLIAMSON PETROLEUM CONSULTANTS, INC.
                        550 WEST TEXAS AVENUE, SUITE 300
                            MIDLAND, TEXAS 79701-4246
                               PHONE: 432-685-6100


January 23, 2006


RWG Energy, Inc.
5100 East Skelly Drive, Suite 650
Tulsa, Oklahoma 74135

Attention Mr. Sherman Hyatt

Gentlemen:

Subject:      Evaluation of Oil and Gas Reserves
              To the Interests of RWG Energy, Inc.
              Effective December 31, 2005
              Proved Properties For Disclosure to the
              Securities and Exchange Commission
              And Probable Properties Utilizing
              Nonescalated Economics
              Williamson Project 5.9108

Williamson Petroleum Consultants, Inc. has performed an engineering evaluation to estimate proved reserves and future net revenue from oil and gas properties to the subject interests. This evaluation was authorized by Mr. Sherman Hyatt of RWG Energy, Inc. (RWG Energy). Projections of the reserves and future net revenue to the evaluated interests were based on economic parameters and operating conditions considered applicable as of December 31, 2005 and are pursuant to the financial reporting requirements of the Securities and Exchange Commission (SEC). Probable reserves have also been estimated, but are not to be included in reports to the SEC. This evaluation, in conjunction with other documents and data, is being used by RWG Energy for inclusion in a public offering. Following is a summary of the results of the evaluation effective December 31, 2005:

                               PROVED         PROVED
                              DEVELOPED      DEVELOPED         PROVED         TOTAL
                              PRODUCING     NONPRODUCING     UNDEVELOPED      PROVED
                             -----------   --------------   ------------   ----------
Net Reserves to the
Evaluated Interests:

Oil/Condensate, MBBL           5,256.744        654.004        3,862.442      9,773.190
Other Liquids, MBBL            1,217.411        179.195          494.518      1,891.124
Gas, MMCF                      6,061.714      1,152.720        2,907.013     10,121.449

Future Net Revenue, M$:
Undiscounted                 206,178.062     35,580.648      181,329.344    423,088.000
Discounted Per Annum
at 10.00 Percent             128,487.086     22,782.926       87,368.055    238,638.078

Note:  Due to the method of rounding, Total Proved may not equal PDP + PDNP + PU


Following is a summary of the probable evaluation effective December 31, 2005:

                                       PROBABLE
                                      -----------
Net Reserves to the
Evaluated Interests:

Oil/Condensate, MBBL                      272.193
Other Liquids, MBBL                             0
Gas, MMCF                              25,298.346

Future Net Revenue, M$:
Undiscounted                          154,650.500
Discounted Per Annum
at 10.00 Percent                       54,913.145


The attached Definitions describe all categories of proved reserves, and the Discussion describes the bases of this evaluation. The definitions of probable reserves are contained in the Discussion

It has been a pleasure to serve you by preparing this engineering evaluation. All related data will be retained in our files and are available for your review.

Yours very truly,

WILLIAMSON PETROLEUM CONSULTANTS, INC.


/s/ John D. Savage
John D. Savage, P.E.
Executive Vice President


JDS/chk
Attachments

                                                                     APPENDIX B

                       FORREST A. GARB & ASSOCIATES, INC.

                       INTERNATIONAL PETROLEUM CONSULTANTS
                    5310 HARVEST HILL ROAD, SUITE 275, LB 152
                           DALLAS, TEXAS 75230 - 5805
        (972)788-1110 Telefax (972)991-3180 (EMAIL) forgarb@forgarb.com


                                February 1, 2006

Mr. Larry Lee, President
RAM Energy, Inc.
5100 E. Skelly Drive, Suite 650
Tulsa, Oklahoma 74135

                                             Re: SEC Case

Dear Mr. Lee:

     At your request, Forrest A. Garb & Associates, Inc. (FGA) has estimated the reserves and future revenue, as of December 31, 2005, attributable to interests owned by RAM Energy, Inc. (RAM) in certain oil and gas properties located in Arkansas, Louisiana, Mississippi, New Mexico, Oklahoma, Texas, and Wyoming.

     This report has been prepared using the guidelines of the Securities and Exchange Commission (SEC), which specify a 10 percent discount factor and constant oil and gas prices and costs. The following table summarizes the estimated reserves and revenue:

                                                                                  Estimated Future
                                                                                Net Revenue (M$)<F2>
                                      Estimated Net Reserves<F1>         -----------------------------------
                                  ----------------------------------                           Discounted
                                     Oil and                                                       at
Proved Reserve                      Condensate            Gas                                   10% Per
Category                            (MBbl)<F3>         (MMcf)<F4>          Undiscounted         Year<F5>
------------------------------    ---------------    ---------------     ----------------    ---------------
Developed
   Producing                          1,279.24          14,250.52            159,429.61         71,324.31
   Non-producing                        101.98           1,119.74             13,802.69          5,624.99
   Behind Pipe                           44.88           4,167.02             38,585.12         16,886.86
Undeveloped                               0.00           4,575.01             28,097.98         13,026.33
                                  ---------------    ---------------     ----------------    ---------------
Total Proved<F6>                      1,426.10          24,112.29            239,915.40        106,862.49
                                  ===============    ===============     ================    ===============

        The attached report presents projections of production and revenue for the interests studied. Also provided is a discussion of engineering and economic considerations incorporated in the forecasts.
-----------------------------

<F1>
     The definitions for all reserves incorporated in this study have been set forth in this report.
<F2>
     MS = thousands of dollars.
<F3>
     M13bl = thousands of barrels.
<F4>
     MMcf = millions of cubic feet.
<F5>
     The discounted future net revenue is not represented to be the fair market value of these reserves.
<F6>
     The reserves and revenues in the summary table were estimated using the PHDW in economics program. Due to the rounding procedures used in this program, there may be slight differences in the calculated and summed values.

     RAM provided ownership interest in the properties, and FGA accepted the extent and character of ownership (working interest and net revenue interest) as represented. Our staff conducted no independent well tests, property inspections, or audits of completion and operating expenses as part of this study.

     FGA is an independent firm of geologists and petroleum engineers. Neither the firm nor its employees own any interest in the properties studied, nor have we been employed on a contingency basis.

     We appreciate the opportunity to submit this evaluation. Should you have any questions, please do not hesitate to call.

     This report was prepared under the supervision of W.D. Harris III, Registered Professional Engineer No. 75222, State of Texas.

                                      Yours truly,

                                      /s/ Forrest A. Garb & Associates, Inc.
                                      Forrest A. Garb & Associates, Inc.

                                      /s/ W.D. Harris III
                                      W.D. Harris III
                                      Chief Executive Officer
                                      Forrest A. Garb & Associates, Inc.


MAM

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

     The expenses to be paid by the registrant in connection with the distribution of the securities being registered are as set forth in the following table:

       Securities and Exchange Commission Fee...................     $0
       *Legal Fees and Expenses................................. 10,000
       *Accounting Fees and Expenses............................ 10,000
       *Printing Expenses.......................................  1,000
       *Blue Sky Fees...........................................  1,000
       *Transfer Agent Fees & Expenses..........................  1,000
       *Miscellaneous...........................................  5,000
                                                                -------
       *Total...................................................$28,000
                                                                =======

-------------
* Estimated.


Item 15.  Indemnification of Directors and Officers

     The information contained under the heading "Indemnification" in the prospectus is incorporated herein by reference.

Item 16.  Exhibits

     See Exhibit Index.

Item 17.  Undertakings

     Pursuant to Item 512(a) of Regulation S-K, the undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Pursuant to Item 512(b) of Regulation S-K:

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Pursuant to Item 512(e) of Regulation S-K:

     The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide interim financial information.

     Pursuant to Item 512(h) of Regulation S-K:

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, on the 31st day of May, 2006.

(Registrant)                    RAM ENERGY RESOURCES, INC.


                                By:     /s/ Larry E. Lee
                                Name:   Larry E. Lee
                                Title:  Chairman, President and
                                        Chief Executive Officer

                                By:     /s/ John M. Longmire
                                Name:   John M. Longmire
                                Title:  Senior Vice President and
                                        Chief Financial Officer


                                POWER OF ATTORNEY

     We, the undersigned officers and directors of RAM Energy Resources, Inc. (hereinafter the "Company"), hereby severally constitute Larry E. Lee and John
M. Longmire, and each of them, our true and lawful attorneys-in-fact with full power to them and each of them to sign for us, and in our names as officers or directors, or both, of the Company, this registration statement on Form S-3 (and any and all amendments thereto, including post-effective amendments) to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature                     Title                 Date
---------                     -----                 ----


/s/ Larry E. Lee            Director                May 31, 2006
Larry E. Lee


/s/ Sean P. Lane            Director                May 31, 2006
Sean P. Lane


/s/ Gerald R. Marshall      Director                May 31, 2006
Gerald R. Marshall


/s/ John M. Reardon         Director                May 31, 2006
John M. Reardon


                                                     INDEX TO EXHIBITS


Exhibit
 Number                            Description                                      Method of Filing
---------     ---------------------------------------------------------    --------------------------------------
4.1           Amended and Restated Certificate of Incorporation            Incorporated by reference to Exhibit
                                                                           3.1 to the registrant's Current
                                                                           Report on Form 8-K filed with the
                                                                           Commission on May 12, 2006

4.2           Bylaws                                                       Incorporated by reference to Exhibit
                                                                           3.2 to the registrant's Current
                                                                           Report on Form 8-K filed with the
                                                                           Commission on May 12, 2006

5             Opinion of McAfee & Taft A Professional Corporation          Filed electronically herewith

23.1          Consent of UHY Mann Frankfort Stein & Lipp CPAs, LLP         Filed electronically herewith

23.2          Consent of BDO Seidman, LLP                                  Filed electronically herewith

23.3          Consent of Williamson Petroleum Consultants, Inc.            Filed electronically herewith

23.4          Consent of Forrest A. Garb & Associates, Inc.                Filed electronically herewith

23.5          Consent  of  McAfee  & Taft A  Professional  Corporation     Filed electronically herewith
              (included in Exhibit 5)

24            Power of Attorney (included on signature page)               Filed electronically herewith